EXHIBIT 23.4

Consent of Goodwin Procter LLP

We hereby consent to the reference to Goodwin Procter LLP under the heading titled “Legal Matters” in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 19, 2002 by Spectra Systems Corporation.

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP
September 19, 2002